SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 23, 2004
Date of Report
(Date of earliest event reported)

META Group, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-27280	06-0971675
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

208 Harbor Drive Stamford, Connecticut 06912-0061
(Address of Principal Executive Offices, with Zip Code)

(203) 973-6700
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Item 5.  Other Events and Required FD Disclosure.

On June 23, 2004 META Group, Inc. issued a press release announcing, among other things, the transition of Alfred Amoroso, vice-chairman, president and chief executive officer, to pursue other interests, the formation of a special operating committee and the appointment of Herbert VanHook to the role of acting president and chief operating officer.  A copy of the press release is attached hereto as Exhibit  99.1.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(c)                              Exhibits:

99.1                   Press Release of META Group, Inc. dated June 23, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

META Group, Inc.

Date: July 20, 2004	By:	/s/ John W. Riley
John W. Riley
Vice President and Chief Financial Officer

META GROUP, INC.

INDEX TO EXHIBITS

Exhibit Number	Description

99.1	Press Release of META Group, Inc. dated June 23, 2004.